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                                                                    Exhibit 5(m)

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
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MetLife Insurance Company of Connecticut                                                               DOLLAR COST AVERAGING PROGRAM
MetLife Life and Annuity Company of Connecticut
One Cityplace - Hartford, CT 06103-3415                                                                   METLIFE RETIREMENT ACCOUNT
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PURPOSE OF REQUEST:             [ ] Initiate Program             [ ] Change Current Instructions             [ ] Cancel Program
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OWNER INFORMATION
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Owner Name                                                        Owner SS#

_______________________________________________________________   __________________________________________________________________

Account Number (Existing accounts only) _______________________________
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PROGRAM INFORMATION
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-    A minimum Contract Value of $5,000 is required to start the program. The minimum transfer amount is $400.

-    The Program will generally begin the next business day following receipt of initial payment AND completed DCA Form and usually no later than 15 business days after receipt.

-    If subsequent payments are received while a DCA program is running: the payment will be allocated to the existing DCA "FROM"
     investment option, and the DCA program will be recalculated.

-    If subsequent payments are received after the DCA program has ended, the payment(s) will be allocated to the current investment options.
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PROGRAM INSTRUCTIONS
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     FREQUENCY (select one):          [ ] Monthly          [ ] Quarterly
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FOR NEW BUSINESS ONLY:

     INITIAL PAYMENT AMOUNT TO BE ALLOCATED TO THE DCA 'FROM' INVESTMENT OPTION (select one):

          [ ]  Full Initial Purchase Payment

          [ ]  __________% of initial Purchase Payment

     SELECT YOUR DCA "FROM" OPTION from the following (select one):

          [ ]  6-month DCA Special (if available)

          [ ]  12-month DCA Special (if available)

          [ ]  Other __________________________________________   $_____________________________
                       (Indicate investment option name)           (Indicate amount of transfer)

FOR IN-FORCE CONTRACTS ONLY:

What amount would you like transferred each month or quarter? ______________________________________________________________________

What investment option would you like the dollars transferred FROM? ________________________________________________________________
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SELECT ONE OPTION BELOW FOR YOUR DCA DESTINATION INVESTMENT OPTIONS AND ALLOCATIONS:

     [ ]  As listed on application (new business only)            [ ]  As listed on page 2
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                                            SEE PAGE 2 FOR DESTINATION INVESTMENT OPTIONS
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L-19066DCA         (BAR CODE)         ORDER #L-19243          1 of 3; Rev. 11/06

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
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INVESTMENT OPTIONS Identify the investment option(s) you would like the dollars transferred into (total must equal 100%) NOTE:
Investment options shown below with an asterisk (*) may not be available to all contracts. For more information, call your representative or our Customer Service Center.
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NAME                                         CODE       PCT       NAME                                            CODE       PCT
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AIM VI Core Equity Fund*                      AA    __________%   Legg Mason Partners Variable Total Return
American Funds Global Growth Fund             IL    __________%   Portfolio*                                       AE    __________%
American Funds Growth Fund                    IG    __________%   Lord Abbett Bond Debenture Portfolio             AF    __________%
American Funds Growth-Income Fund             II    __________%   Lord Abbett Growth and Income Portfolio          HL    __________%
Batterymarch Mid-Cap Stock Portfolio          1M    __________%   Lord Abbett Growth and Income Series Fund -
BlackRock Aggressive Growth Portfolio         DQ    __________%   Class VC                                         FK    __________%
BlackRock Bond Income Portfolio               4W    __________%   Lord Abbett Mid-Cap Value Series Fund -
BlackRock Large-Cap Core Portfolio            DR    __________%   Class VC                                         FL    __________%
BlackRock Money Market Portfolio              1K    __________%   Met/AIM Capital Appreciation Portfolio           KC    __________%
Credit Suisse Emerging Markets Portfolio*     AU    __________%   Met/AIM Small Cap Growth Portfolio               FY    __________%
Delaware VIP Small Cap Value Series           AP    __________%   MetLife Aggressive Allocation Portfolio          H9    __________%
Dreman Small-Cap Value Portfolio              F0    __________%   MetLife Conservative Allocation Portfolio        H5    __________%
Dreyfus VIF Appreciation Portfolio            DP    __________%   MetLife Conservative to Moderate Allocation
Dreyfus VIF Developing Leaders Portfolio      DS    __________%   Portfolio                                        H6    __________%
FI Large Cap Portfolio (Fidelity)             4G    __________%   MetLife Investment Diversified Bond Fund         OB    __________%
FI Value Leaders Portfolio (Fidelity)         4F    __________%   MetLife Investment International Stock Fund      OI    __________%
Fidelity VIP Contrafund(R) Portfolio          FT    __________%   MetLife Investment Large Company Stock Fund      OC    __________%
Fidelity VIP Dynamic Capital Appreciation                         MetLife Investment Small Company Stock Fund      OE    __________%
Portfolio*                                    D2    __________%   MetLife Moderate Allocation Portfolio            H7    __________%
Fidelity VIP Mid Cap Portfolio                D1    __________%   MetLife Moderate to Aggressive Allocation
Harris Oakmark International Portfolio        4C    __________%   Portfolio                                        H8    __________%
Janus Aspen Series Mid Cap Growth                                 MFS(R)Total Return Portfolio                     HT    __________%
Portfolio                                     JA    __________%   MFS(R)Value Portfolio                            BD    __________%
Janus Aspen Series Worldwide Growth                               Neuberger Berman Real Estate Portfolio           I3    __________%
Portfolio*                                    WW    __________%   Oppenheimer Global Equity Portfolio              IK    __________%
Janus Capital Appreciation Portfolio          US    __________%   PIMCO VIT Real Return Portfolio                  PR    __________%
Legg Mason Partners Managed Assets                                PIMCO VIT Total Return Portfolio                 PM    __________%
Portfolio                                     UA    __________%   Pioneer Fund Portfolio                           UP    __________%
Legg Mason Partners Variable Adjustable                           Pioneer Mid-Cap Value Portfolio                  FW    __________%
Rate Income Portfolio                         BI    __________%   Pioneer Strategic Income Portfolio               HP    __________%
Legg Mason Partners Variable Aggressive                           Putnam VT Discovery Growth Fund*                 OV    __________%
Growth Portfolio                              SG    __________%   Putnam VT International Equity Fund*             ON    __________%
Legg Mason Partners Variable All Cap                              Putnam VT Small Cap Value Fund                   OP    __________%
Portfolio                                     AD    __________%   Templeton Developing Markets Securities Fund     VQ    __________%
Legg Mason Partners Variable Appreciation                         Templeton Foreign Securities Fund                VG    __________%
Portfolio                                     1N    __________%   Third Avenue Small Cap Value Portfolio           IT    __________%
Legg Mason Partners Variable Dividend                             Van Kampen LIT Comstock Portfolio                NJ    __________%
Strategy Portfolio*                           G1    __________%   Van Kampen LIT Enterprise Portfolio*             NP    __________%
Legg Mason Partners Variable Equity Index                         Van Kampen LIT Strategic Growth Portfolio*       NY    __________%
Portfolio                                     GF    __________%   Wells Fargo VT Advantage Small/Mid Cap Value
Legg Mason Partners Variable Fundamental                          Fund*                                            AT    __________%
Value Portfolio*                              KR    __________%   Western Asset Management High Yield Bond
Legg Mason Partners Variable High Income                          Portfolio                                        UB    __________%
Portfolio                                     HH    __________%   Western Asset Management U.S. Government
Legg Mason Partners Variable International                        Portfolio                                        GV    __________%
All Cap Growth Portfolio*                     HI    __________%   Fixed Account (if available)                           __________%
Legg Mason Partners Variable Investors                                                                                   __________%
Portfolio                                     C2    __________%                                                          __________%
Legg Mason Partners Variable Large Cap                                                                   TOTAL:                 100%
Growth Portfolio                              AB    __________%
Legg Mason Partners Variable Premier
Selections All Cap Growth Portfolio*          P1    __________%
Legg Mason Partners Variable Small Cap
Growth Opportunities Portfolio                C9    __________%
Legg Mason Partners Variable Small
Cap Growth Portfolio*                         SS    __________%
Legg Mason Partners Variable Social
Awareness Stock Portfolio                     SA    __________%
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                                                     PLEASE READ AND SIGN PAGE 3
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L-19066DCA         (BAR CODE)         ORDER #L-19243          2 of 3; Rev. 11/06
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
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Dollar Cost Averaging will remain in effect until the balance in the "From" investment option is depleted or until this authorization is canceled. Dollar Cost Averaging does not guarantee profits or prevent losses in a declining market. This strategy requires regular investment regardless of fluctuating price levels. Potential investors should consider their financial ability to continue purchases through periods of low prices levels.
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OWNER'S SIGNATURE                                                                                     DATE
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L-19066DCA         (BAR CODE)         ORDER #L-19243          3 of 3; Rev. 11/06